Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Stock Option Plan of ClearOne Communications, Inc. of our report dated August 9, 2002 (except Note 20 as to which the date is August 27, 2002), with respect to the financial statements of ClearOne Communications, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.



                                                  /s/  ERNST & YOUNG LLP


November 11, 2002
Salt Lake City, UT